Exhibit 99.1

RUDINA SESERI APPOINTED TO MSC INDUSTRIAL SUPPLY CO.’S BOARD OF DIRECTORS

Melville, N.Y. & Davidson, N.C. (Sept. 8, 2020) — The Board of Directors of MSC Industrial Supply Co. (NYSE: MSM),  a premier distributor of Metalworking and Maintenance, Repair and Operations ("MRO") products and services to industrial customers throughout North America, today appointed Rudina Seseri to serve as a director, effective immediately.

Seseri is the founder and managing partner of Glasswing Ventures, an early stage venture capital firm dedicated to investing in the next generation of Artificial Intelligence-powered technology companies. She brings more than 17 years of investing and transactional experience to MSC’s Board of Directors, having invested in and helped build successful companies with innovative technologies in the fields of AI, Machine Learning, enabled enterprise software as a service (SaaS), cloud, Information Technology (IT) software, and vertical markets including supply chain.

Prior to launching Glasswing Ventures, Seseri was a partner at Fairhaven Capital, a technology venture capital firm, from 2007 to 2015. From 2005 to 2007, she worked in the Corporate Development Group at Microsoft Corporation, where she was responsible for leading acquisitions and strategic investments for the company. She also served as an investment banker in the Technology Group at Credit Suisse. Seseri serves on the boards of several private technology companies and has previously served on the digital advisory board of GlaxoSmithKlein and on the board of directors of Navigant. She earned a bachelor’s degree in economics and international relations from Wellesley College and a master’s degree in business administration from the Harvard Business School.

“Rudina brings a compelling combination of investment, technology and operational experience to MSC’s Board of Directors. With the continual need to invest in technology to help our manufacturer customers solve their mission-critical challenges and improve their operations, we know that she will provide both vision and practical expertise to help advance our digital transformation initiatives and deliver a world-class customer experience,” said Erik Gershwind, president and chief executive officer of MSC Industrial Supply Co.

Seseri was appointed to a newly created independent director position on MSC’s Board of Directors, bringing director membership to nine. She will serve on the Board’s Compensation and Nominating & Corporate Governance Committees. Seseri will be eligible for election to a one-year term with the other directors at the company’s annual meeting of shareholders in January 2021.

“Rudina is a highly qualified technology expert and investor who will bring a unique perspective and energy to our Board of Directors. We look forward to her many insights and the impact she will have on MSC’s success,” said MSC Chairman Mitchell Jacobson.

Media Contact:

Paul Mason

MSC Industrial Supply Co.

(704) 987-5313

paul.mason@mscdirect.com

About MSC Industrial Supply Co.

MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair, and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with more than 1.8 million products, inventory management and other supply chain solutions, and deep expertise from over 75 years of working with customers across industries.

Our experienced team of approximately 6,500 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow.

For more information on MSC, please visit mscdirect.com.

75 Maxess Road, Melville, New York 11747  |  525 Harbour Place Drive, Davidson, NC 28036  |  mscdirect.com

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Note Regarding Forward-Looking Statements:

Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, and expected benefits from our investment and strategic plans and other initiatives, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include the following, many of which are and will be amplified by the COVID-19 pandemic: the effects of the COVID-19 pandemic on our business operations, results of operations and financial condition; general economic conditions in the markets in which we operate; changing customer and product mixes; competition, including the adoption by competitors of aggressive pricing strategies and sales methods; industry consolidation and other changes in the industrial distribution sector; retention of key personnel; volatility in commodity and energy prices; the outcome of government or regulatory proceedings or future litigation; credit risk of our customers; risk of customer cancellation or rescheduling of orders; work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information systems, or violations of data privacy laws; retention of qualified sales and customer service personnel and metalworking specialists; risk of loss of key suppliers, key brands or supply chain disruptions; changes to trade policies, including the impact from significant restrictions or tariffs; risks associated with opening or expanding our customer fulfillment centers; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; interest rate uncertainty due to LIBOR reform; failure to comply with applicable environmental, health and safety laws and regulations; goodwill and intangible assets recorded as a result of our acquisitions could be impaired; risks associated with the volatility of our common stock; and our principal shareholders exercise significant control over us. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

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